Exhibit 3.64

State of West Virginia
STATE OF WEST VIRGINIA
MONTANI SEMPER LIBERI
Certificate
I, Natalie E. Tennant, Secretary of State of the State of West Virginia, hereby certify that
CLARKSBURG TREATMENT CENTER, INC.
(A West Virginia Corporation)
filed an application for Conversion in my office as required by the provisions of the West Virginia Code and was found to conform to law.
Therefore, I issue this
CERTIFICATE OF CONVERSION
converting the incorporation to
CLARKSBURG TREATMENT CENTER, LLC
(a West Virginia Limited Liability Company)
Given under my hand and the Great Seal of the State of West Virginia on
September 30, 2009
Natalie E. Tennant
Secretary of State
STATE OF WEST VIRGINIA
MONTANI SEMPER LIBERI

Natalie E. Tennant
Secretary of State
State Capitol Bldg.
1900 Kanawha Blvd. East
Charleston, WV 25305
www.wvsos.com
FEE: $25
WEST VIRGINIA
STATEMENT OF CONVERSION
of a domestic corporation to a domestic limited liability company
(form to accompany the articles of organization)
Penney Barker, Manager
Corporations Division
Tel: (304) 558-8000
Fax: (304) 558-8381
Hrs - 8:30-5:00pm
business@wvsos.com
In accordance with §31D-11-1109 of the Code of West Virginia, the undersigned organization adopts the following Articles of Conversion.
(Check appropriate boxes and complete each line of the application)
1. ☑ The corporation was converted to a limited liability company
2. The name of the corporation that converted to a limited liability company, and if it has been changed, the name under which it was originally incorporated is:
CLARKSBURG TREATMENT CENTER, INC.
3. The date of filing of its original articles of incorporation with the West Virginia Secretary of State’s Office is: Nov. 22, 2000.
4. The name of the limited liability company into which the corporation shall be converted is:
CLARKSBURG TREATMENT CENTER, LLC
5. The following statement must be checked before the Secretary of State can approve the conversion.
☑ The conversion has been approved in accordance with the provisions of West Virginia Code §31D-11-1109. (see below)
31D-11-1109 (b) The Board of Directors of the corporation which desires to convert under this section shall adopt a plan of conversion approving the conversion and recommending the approval of the conversion by the shareholders of the corporation. Such resolution shall be submitted to the shareholders of the corporation at an annual or special meeting. The corporation must notify each shareholder, whether or not entitled to vote of the meeting of shareholders at which the plan of conversion is to be submitted for approval. At the meeting, the plan of conversion shall be considered and a vote taken for its adoption or rejection. Approval of the plan of conversion requires the approval of all of the shareholders, whether or not entitled to vote.
6. The requested effective date is: ☐ the date and time of filing
[Requested date may not be earlier than filing nor later than 90 days after filing.] ☑ the following date: SEPTEMBER 30, 2009
7. Contact name and number of person to reach in case of problem with filing: (optional, however, listing one may help to avoid a return or rejection of filing if there appears to be a problem with the document)
Name: NATHANIEL WEINER Phone: 408-367-0045 FILED
8. Signature of person executing document:
Pamela B Burke
SECRETARY SEP 30
Signature Capacity in which he/she is signing
(Example: member, manager, etc.) IN THE OFFICE OF SECRETARY OF STATE
Form CD-10 Issued by the WV Secretary of State
Revised 1/09

Natalie E. Tennant
Secretary of State
State Capitol Building
1900 Kanawha Blvd. East
Charleston, WV 25305-0770
WEST VIRGINIA
ARTICLES OF ORGANIZATION
OF LIMITED LIABILITY COMPANY
Penney Barker, Manager
Corporations Division
Tel: (304) 558-8000
Fax: (304) 558-8381
Hours: 8:30 a.m. - 5:00 p.m. ET
Control #
We, acting as organizers according to West Virginia Code §31B-2-202, adopt the following Articles of Organization for a West Virginia Limited Liability Company:
1. The name of the West Virginia limited liability company shall be: [The name must contain one of the required terms such as “limited liability company” or abbreviations such as “LLC” or “PLLC”-see instructions for list of acceptable terms.] CLARKSBURG TREATMENT CENTER, LLC
2. The company will be an: ☑ LLC ☐ professional LLC for the profession of
3. The address of the initial designated office of the company in WV, if any, will be: Street: NATIONAL REGISTERED AGENTS, INC. 300 KANAWHA BLVD.
[need not be a place of the company’s business] City/State/Zip: CHARLESTON 25321 WV
4. The mailing address of the principal office, if different, will be: Street/Box: 20400 STEVENS CREEK BLVD., SUITE 600
City/State/Zip: CUPERTINO, CA 95014
5. The name and mailing address of the agent for service of process, Name: NATIONAL REGISTERED AGENTS, INC.
If any, is: Street: 300 KANAWHA BLVD.
City/State/Zip: CHARLESTON, WV 25321
6. The name and address of each organizer.
Name No. & Street City, State, Zip
PAMELA B. BURKE 20400 STEVENS CREEK BLVD., #600 CUPERTINO, CA 95014
7. The company will be: ☑ an at-will company, for an indefinite period.
☐ a term company, for the term of years.
FFORM LLD-1 Issued by the Secretary of State. State Capitol, Charleston, WV 25305-0770 Revised 1/09

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY Page 2
8. The Company will be:
☑ member-managed. [List the name and address of each member with signature authority, attach an extra sheet if needed] OR ☐ manager-managed, [List the name and address of each manager with signature authority, attach an extra sheet if needed.]
Name Address City, State, Zip
NATIONAL SPECIALTY CLINICS, LLC 20400 STEVENS CREEK BLVD. #600 CUPERTINO, CA 95014
9. All or specified members of a limited liability company are liable in their capacity as members for all or specified debts, obligations or liabilities of the company. ☑ NO - All debts, obligations and liabilities are those of the company.
☐ YES - Those persons who are liable in their capacity as members for all debts, obligations or liability of the company have consented to this in writing.
10. The purposes for which this limited liability company is formed are as follows:
(Describe the type(s) of business activity which will be conducted, for example, “real estate,” “construction of residential and commercial buildings,” “commercial printing,” “professional practice of architecture.”)
Chemical dependency treatment services and any other lawful purpose.
11. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law: [See instructions for further information; use extra pages if necessary.]
12. The number of pages attached and included in these Articles is 0.
13. The requested effective date is: [Requested date may not be earlier than ☐ the date & time of filing filing nor later than 90 days after filing.]
☑ the following date September 30, 2009 and time
Contact and Signature Information:
14. The number of acres it holds or expects to hold in West Virginia is: None
Phone # 408-367-0045 Contact person: Nathaniel Weiner
15. Signature of manager of a manager-managed company, member of a member-managed company, person organizing the company, if the company has not been formed or attorney-in-fact for any of the above.
Name [print or type] Title/Capacity Signature
Pamela B. Burke Secretary
Pamela B Burke